                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Retirement and Savings Plan, as amended and restated effective January 1, 2002, of The Liberty Corporation of our reports (a) dated February 6, 2001 (except for the last paragraph of Note 7, as to which the date is February 27, 2001), with respect to the consolidated financial statements of The Liberty Corporation incorporated by reference in its Annual Report (Form 10-K) and the related financial statements schedule included therein and (b) dated June 1, 2001, with respect to the financial statements and schedule of The Liberty Corporation Retirement and Savings Plan (formerly the Cosmos Broadcasting Retirement and Savings Plan) included in the Plan's Annual Report (Form 11-K), both for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


ERNST & YOUNG LLP

Greenville, South Carolina
March 25, 2002